EXHIBIT 99.1

Conquest Controller Resigns

HOUSTON, Aug. 23, 2010 (GLOBE NEWSWIRE) -- Conquest Petroleum Incorporated (OTCBB:CQPT) , an independent oil & gas company headquartered in a suburb of Houston, TX (traded under the symbol CQPT), announces that Deborah Sargeant, the Company's Controller, has resigned effective August 31, 2010 to pursue personal interests. Ms. Sargeant has been with the Company since 2006 and was responsible for preparation of the Company's public filings.

Robert D. Johnson, CEO, states, "All of the Management of Conquest appreciated Ms. Sargeant's loyalty and perseverance under severely constrained capital conditions. She worked long hours at a reduced salary and strived to meet all the deadlines and guidelines involved in public reporting. Ms. Sargeant's duties will be absorbed by others in the firm. We wish her well in her future endeavors."

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Some of the items discussed in this presentation are forward-looking statements about Conquest Petroleum Incorporated ("Conquest" or the "Company") and its activities in Louisiana and Kentucky and involve known and unknown risks and uncertainties, which may cause Conquest's or its wholly owned subsidiaries' actual future results to vary widely. Words such as "anticipates", "hopes", "expects", "intends", "plans", "targets", "projects", "believes", "seeks", "estimates", and similar expressions are intended to identify such forward-looking statements. The statements are based upon Management's current expectations, estimates and projections, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company's control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in demand for, and prices of and demand for, crude oil and natural gas, the results of drilling and testing, local political events, civil unrest, weather, the ability to obtain equity or debt financing on acceptable terms, if at all, working capital constraints, and general economic conditions. You should not place undue reliance on these forward-looking statements, which speak only from the date of this document. Unless legally required, Conquest undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:  Killian Capital Corp
          Ann Thomas
          210-744-9565
          ann_thomas@msn.com
          24900 Pitkin Road, Suite 308
          Spring, TX 77386